   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 1996


                                             REGISTRATION STATEMENT NO. 33-60827
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                               ------------------

                                AMENDMENT No. 1


                                       to


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   13-2592361
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                    70 PINE STREET, NEW YORK, NEW YORK 10270
                                 (212) 770-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              KATHLEEN E. SHANNON
                       AMERICAN INTERNATIONAL GROUP, INC.
                    70 Pine Street, New York, New York 10270
                                 (212) 770-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------

    Approximate date of commencement of proposed sale to the public: from time to time after the Registration Statement becomes effective as determined in light of market conditions.
                               ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included within this Registration Statement is a combined prospectus and together with the supplement to such prospectus will also be used in connection with $247,000,000 of debt securities registered under Registration Statement No. 33-41643. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-41643. Such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933. This Registration Statement and the registration statement amended hereby are collectively referred to herein as the "Registration Statement".
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 15, 1996

                       AMERICAN INTERNATIONAL GROUP, INC.

                                DEBT SECURITIES

                               ------------------

    American International Group, Inc. ("AIG") from time to time may offer its unsecured debentures, notes or other evidences of indebtedness (the "Debt Securities") for sale in one or more series, at an aggregate initial offering price not to exceed $747,000,000, or, if applicable, the equivalent thereof in any other currency or currencies or composite currency units, on terms to be determined at the time of sale. The specific designation, aggregate principal amount (including whether determined by reference to an index), authorized denominations, maturity, rate or rates (which may be fixed or variable), currency (which may be a composite currency such as the European Currency Unit) and time of payment of any interest, purchase price and any terms for mandatory or optional redemption (including any sinking fund) of any Debt Securities, and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), together with the terms of the offering of such Debt Securities. In addition, all or a portion of the Debt Securities may be issued in the form of one or more permanent global certificates.

    The Debt Securities may be sold to or through agents, underwriters or dealers for public offering or directly to other purchasers pursuant to the terms of offering fixed at the time of sale. The names of any such underwriters, dealers or agents involved in the sale of the Debt Securities in respect of which this Prospectus and the Prospectus Supplement is being delivered and the applicable underwriter's discount, dealer's purchase price or agent's commission are set forth in the Prospectus Supplement. See "Plan of Distribution". Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               ------------------


               THE DATE OF THIS PROSPECTUS IS            , 1996.

                             AVAILABLE INFORMATION


    AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities made available by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which AIG's Common Stock is listed. This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits thereto which AIG has filed with the Commission under the Securities Act of 1933 (the "1933 Act"), to which reference is hereby made.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by AIG with the Commission (File No. 1-8787) and are incorporated herein by reference:

        (1) AIG's Annual Report on Form 10-K for the year ended December 31,
    1994;

        (2) AIG's Current Report on Form 8-K dated February 23, 1995; and


        (3) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.


    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents (excluding certain exhibits thereto unless specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-7575.
                               ------------------

                REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS

    The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.
                               ------------------

    Unless otherwise indicated, currency amounts in this Prospectus and in any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars", or "U.S. $").

                       AMERICAN INTERNATIONAL GROUP, INC.

    American International Group, Inc., a Delaware corporation, is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities are financial services and agency and service fee operations. The principal executive offices of AIG are located at 70 Pine Street, New York, New York 10270, telephone (212) 770-7000.

GENERAL INSURANCE OPERATIONS

    AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in more than 100 foreign countries.

    AIG's business derived from brokers in the United States and Canada is conducted through its domestic brokerage division, consisting of American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA, Lexington Insurance Company ("Lexington") and certain other insurance company subsidiaries of AIG. This division accepts business mainly from insurance brokers, enabling selection of specialized markets and retention of underwriting control. Any licensed broker is able to submit business to these companies without the traditional agent-company contractual relationship, but such broker usually has no authority to commit the companies to accept a risk.

    In addition to writing substantially all classes of business insurance, including large commercial or industrial property insurance, excess liability, inland marine, workers' compensation and excess and umbrella coverages, the domestic brokerage division offers many specialized forms of insurance such as directors' and officers' liability, difference-in-conditions, kidnap-ransom, export credit and political risk and various types of professional errors and omissions coverages. The companies also engage in mass marketing of personal and other coverages. Lexington writes surplus lines -- those coverages for which conventional insurance companies do not readily provide insurance coverage, either because of complexity or because the coverage does not lend itself to conventional contracts.

    The business of United Guaranty Corporation ("UGC") and its subsidiaries is also included in the domestic operations of AIG. The principal business of the UGC subsidiaries is the writing of residential mortgage loan insurance, which is guaranty insurance on conventional first mortgage loans on single-family dwellings and condominiums. Such insurance protects lenders against loss if borrowers default. UGC subsidiaries also write commercial mortgage loan insurance covering first mortgage loans on commercial real estate, home equity and property improvement loan insurance on loans to finance residential property improvements, alterations, repairs and for other purposes not necessarily related to real estate, and rent guaranty insurance on commercial and industrial real estate.

    AIG's foreign general insurance business is comprised primarily of risks underwritten through American International Underwriters, a marketing unit consisting of wholly owned agencies and insurance companies. It also includes business written by foreign-based insurance subsidiaries of American International Underwriters Overseas, Ltd. ("AIUO") for their own accounts. In general, the same types of policies and marketing methods, with certain refinements for local laws, customs and needs, are used in these foreign operations as have been described above in connection with the domestic operations.

    AIG's general insurance company subsidiaries worldwide operate primarily by underwriting and accepting any size risk for their direct account and securing reinsurance on that portion of the risk in excess of that which they wish to retain. This operating policy differs from that of many insurance companies which will underwrite only up to their net retention limit, thereby requiring the broker or agent to secure commitments from other underwriters for the remainder of the gross risk amount. AIG maintains reinsurance relationships with a large number of reinsurers in the United States and abroad.

    Statutory combined loss and expense ratios (after dividends to policyholders) of AIG's consolidated general insurance operations from 1990 through 1994 were as follows:

                                                         1994     1993     1992     1991     1990
                                                         -----    -----    -----    -----    -----
AIG Combined Loss and Expense Ratio...................    98.7    100.1    102.4    100.4     99.6
Industry Combined Loss and Expense Ratio*.............   109.7    107.9    119.1    109.5    109.4

------------

 * Source: Best's Aggregates & Averages (Stock insurance companies, after dividends to policyholders).

LIFE INSURANCE OPERATIONS

    AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these companies is licensed to write life insurance in all states in the United States and in over 70 foreign countries.

    In the United States, AIG has four domestic life subsidiaries: American International Life Assurance Company of New York, AIG Life Insurance Company, Delaware American Life Insurance Company, and Pacific Union Assurance Company. These companies utilize multiple distribution channels including brokerage and career and general agents to offer primarily financial and investment products and specialty forms of accident and health coverage for individuals and groups, including employee benefit plans.

    AIG operates overseas through four main subsidiary companies, American Life Insurance Company ("ALICO"), American International Assurance Company, Limited ("AIA"), Nan Shan Life Insurance Company Ltd. ("Nan Shan") and The Philippine American Life Insurance Company ("Philam"). AIA operates primarily in Hong Kong, Singapore, Malaysia and Thailand. Nan Shan operates primarily in Taiwan and Philam in the Philippines. Although ALICO is incorporated in Delaware, all of its business is written outside of the United States. ALICO has operations either directly or through subsidiaries in approximately 50 countries located in Europe, Africa, Latin America, the Middle East, and the Far East, with Japan being the largest territory. The foreign life companies have approximately 100,000 career agents and sell their products largely to indigenous persons in local currencies. In addition to the agency outlets, these companies also distribute their products through direct marketing channels, such as mass marketing, and through brokers and other distribution outlets such as financial institutions.

    Traditional life insurance products such as whole life and endowment continue to be significant in the overseas companies, especially in Southeast Asia, while a mixture of traditional, accident and health and financial products are sold in Japan.

    In addition to the above, AIG also has subsidiary operations in Switzerland (Ticino Societa d'Assicurazioni Sulla Vita) and Puerto Rico (American International Life Insurance Company of Puerto Rico), and conducts life insurance business through AIUO subsidiary companies in certain countries in Central and South America.

AGENCY AND SERVICE FEE OPERATIONS

    AIG's agency and service fee operations contribute to AIG earnings through fees as agents and managers, the premiums they generate for AIG's insurance companies and the revenues they produce from technical and support service activities.

    Several AIG companies act as managing general agents for both AIG subsidiaries and non-affiliated insurance companies, accepting liability on risks and actively managing the business produced. These general agencies deal directly with the producing agents and brokers, exercise full underwriting control, issue policies, collect premiums, arrange reinsurance, perform accounting, actuarial and safety and loss control services, adjust and pay losses and claims, and settle net balances with the represented companies. In some cases, they also maintain their own and the represented companies' authority to do business in the jurisdictions in which they operate.

FINANCIAL SERVICES OPERATIONS

    AIG operations which contribute to financial services income include, primarily, A.I. Credit Corp. ("AICCO"), AIG Financial Products Corp. and its subsidiary companies ("AIGFP"), AIG Trading Group Inc. ("AIG Trading"), International Lease Finance Corporation ("ILFC") and Ueberseebank, A.G. AICCO's business is principally in premium financing. AIGFP engages in financial transactions, including long-dated interest rate and currency swaps, and structures borrowings through guaranteed investment agreements. AIG Trading engages in various commodities trading, foreign exchange trading and market making activities. ILFC is primarily engaged in the acquisition of new and used commercial jet aircraft and the leasing and remarketing of such aircraft to airlines around the world. Ueberseebank A.G. operates as a Swiss bank. Other financial services operations are AIG Global Investors, Inc. and AIG Investment Corporation and their subsidiaries, which manage the investment portfolios of various AIG subsidiaries.

                                USE OF PROCEEDS

    Unless otherwise indicated in the Prospectus Supplement, AIG intends to add the net proceeds from the sale of the Debt Securities to its general funds to be used by AIG and its subsidiaries for general corporate purposes including possible investments in, or extensions of credit to, subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:


 NINE MONTHS
    ENDED
SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
-------------     ----------------------------------------
1995     1994     1994     1993     1992     1991     1990
----     ----     ----     ----     -----    ----     ----
3.09     3.02     3.03     3.08     2.67     3.00     3.63


Earnings represent income from operations before income taxes plus fixed charges and dividends received from less than fifty percent owned persons, and exclude capitalized interest and the equity income of less than fifty percent owned persons. Fixed charges include interest, whether expensed or capitalized, and the proportion of rental expense deemed representative of the interest factor.


    The ratios shown are significantly affected as a result of the inclusion of the fixed charges and operating results of AIGFP. AIGFP structures borrowings through guaranteed investment agreements and engages in other complex financial transactions, including interest rate and currency swaps. In the course of its business, AIGFP enters into borrowings that are primarily used to purchase assets that yield rates greater than the rates on the borrowings with the intent of earning a profit on the spread and to finance the acquisition of securities utilized to hedge certain transactions. The pro forma ratios of earnings to fixed charges, excluding the effects of the operating results of AIGFP, were
4.67 and 5.45 for the nine months ended September 30, 1995 and 1994, respectively, and 5.23, 5.66, 5.15, 5.40 and 7.27 for 1994, 1993, 1992, 1991 and
1990, respectively. As AIGFP will continue to be a subsidiary, AIG expects that AIG's ratios of earnings to fixed charges will continue to be lower than they would be if the fixed charges and operating results of AIGFP were not included therein.


                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Debt Securities are to be issued under an indenture dated as of July 15, 1989, as from time to time supplemented (the "Indenture"), from AIG to The Bank of New York, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement, of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated herein or therein by reference.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured obligations of AIG and will rank pari passu with all other unsecured and unsubordinated indebtedness of AIG.

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby (the "Offered Debt Securities") for a description of the following terms thereof: (1) the title of such Offered Debt Securities; (2) any limit on the aggregate principal amount of such Offered Debt Securities; (3) whether any of the Offered Debt Securities are to be issuable in the form of one or more permanent global certificates; (4) the date or dates on which such Offered Debt Securities will mature; (5) the rate or rates (or the formula pursuant to which such rate or rates shall be determined) per annum at which such Offered Debt Securities will bear interest, if any, and the date or dates from which any such interest will accrue; (6) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (7) any mandatory or optional sinking fund or purchase fund or analogous provisions; (8) if applicable, the date after which and the price at which such Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of AIG or of the Holder thereof and the other detailed terms and provisions of such optional or mandatory redemption;
(9) if other than U.S. dollars, the currency or currencies of payment of principal and interest and any premium on the Offered Debt Securities of such series (which may be a composite currency such as the European Currency Unit and which may be different for principal, premium, if any, and interest); (10) the Person to whom any interest on an Offered Debt Security of such series will be payable, if other than the Person in whose name that Offered Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (11) the denominations in which such Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (12) if the principal of, premium, if any, or interest, on such Offered Debt Securities are to be payable, at the election of AIG or a Holder thereof, in a currency or currencies other than that in which such Offered Debt Securities are stated to be payable, the currency or currencies in which such payment may be made, and the period or periods within which, and the terms and conditions upon which, such election may be made; (13) the portion of the principal amount of such Offered Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the principal amount thereof; (14) whether the provisions of the Indenture described under "Defeasance and Covenant Defeasance" will be applicable to such Offered Debt Securities; (15) any additional restrictive covenants included for the benefit of such Offered Debt Securities; (16) any additional Events of Default provided with respect to such Offered Debt Securities; (17) any index used to determine the amount of payments of principal of, premium, if any, or interest on the Offered Debt Securities of the series; (18) the place or places where the principal of, premium, if any, and interest on the Offered Debt Securities will be payable; (19) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; and (20) any additional provisions or other special terms (including covenants to be applicable to the Offered Debt Securities) not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the Offered Debt Securities of such series. (Section 301)

    Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286 (the "Principal Trust Office"), provided that, at the option of AIG, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 202, 305 and 1002)

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section
302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but AIG may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) The Indenture also provides that the Debt Securities of any series may be issued in the form of one or more permanent global certificates. See "Permanent Global Securities".

    Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Debt Securities are Original Issue Discount Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section 101)

    If the Offered Debt Securities are denominated in whole or in part in any currency other than U.S. Dollars, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Offered Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

PERMANENT GLOBAL SECURITIES

    If any Debt Securities of a series are issuable in the form of one or more permanent global certificates, the Prospectus Supplement relating thereto will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and like tenor of any authorized form and denomination. Principal of and any premium and interest on a permanent global Debt Security will be payable in the manner described in the Prospectus Supplement relating thereto. (Section 204)

LIMITATION ON LIENS ON VOTING STOCK OF DESIGNATED SUBSIDIARIES

    Except as otherwise specified in the Prospectus Supplement applicable thereto with respect to the Offered Debt Securities of any series, AIG will not, and will not permit any Designated Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future Voting Stock of a Designated Subsidiary unless the Debt Securities and, if AIG so elects, any other indebtedness of AIG ranking at least pari passu with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. The Indenture does not prevent the sale or other disposition of a Designated Subsidiary. (Section
1006)

    For purposes of the Indenture, Designated Subsidiary means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA, and any Subsidiary the assets of which, determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter, exceed 20% of the Consolidated Assets of AIG. As of March 31, 1995, there were no Subsidiaries of AIG with assets, determined in accordance with generally accepted accounting principles as in effect on that date, in excess of 20% of the Consolidated Assets of AIG. For purposes of the Indenture, Subsidiary means a corporation, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by AIG or by one or more other Subsidiaries, or by AIG and one or more other Subsidiaries; and Consolidated Assets of AIG means the assets of AIG and its consolidated subsidiaries, to be determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter. (Section 101)

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Indenture (which will be indicated in the Prospectus Supplement applicable thereto), that AIG may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities then outstanding (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities then outstanding under Section 1006 (and any other sections applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance), and the occurrence of an event of default specified in Section 501(4) (insofar as it is with respect to Section 1006 or any other section applicable to such Debt Securities that are determined pursuant to Section 301 to be subject to covenant defeasance) or Section 501(5) of the Indenture (Section 1006 containing the restrictions described under "Limitation on Liens on Voting Stock of Designated Subsidiaries", and Sections 501(4) and 501(5) containing the provisions described under "Events of Default" relating to covenant defaults and cross-defaults, respectively) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AIG must deliver to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture.

    Under current Federal income tax law, defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a Holder would recognize gain or loss equal to the difference between the Holder's cost or other tax basis for such Debt Securities and the value of the Holder's proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the more detailed tax consequences to them of such defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

    AIG may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If AIG exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If AIG exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

    The Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Article Thirteen)

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of AIG in the Indenture or any Debt Security of that series (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of Debt Securities of any other series issued under the Indenture if such acceleration is not rescinded or annulled or if the indebtedness evidenced by such Debt Securities is not discharged, within 30 days after written notice as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

    Reference is made to the Prospectus Supplement relating to any series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 603) Subject to such provisions for security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

    AIG will be required to furnish to the Trustee annually a statement as to the performance by AIG of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by AIG and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or the premium (if any) or interest on, any Debt Security; (c) adversely affect any right of repayment at the option of the Holder of any Debt Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (e) change the place or currency of payment of principal of, or premium (if any) or interest on, any Debt Security; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

    The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by AIG with certain restrictive covenants of the Indenture. (Section 1008) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or the premium (if any) or interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    AIG, without the consent of any Holders of Outstanding Debt Securities, may consolidate with or merge into or convey, or transfer or lease its properties and assets substantially as an entirety to, any Person, and any other Person may consolidate with or merge into or convey, or transfer or lease its properties and assets substantially as an entirety to, AIG, provided that (a) the Person (if other than AIG) formed by such consolidation or into which AIG is merged or which acquires or leases the assets of AIG substantially as an entirety is organized and existing under the laws of any United States jurisdiction and assumes AIG's obligations on the Debt Securities and under the Indenture, (b) after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) certain other conditions are met. (Article Eight)

REGARDING THE TRUSTEE


    The Bank of New York from time to time provides normal banking services to AIG and its subsidiaries. In addition, The Bank of New York is a participant in two syndicated revolving credit facilities aggregating $1 billion in commitments with AIG, in which The Bank of New York's aggregate commitments as of December 31, 1995 were $40 million.


                              PLAN OF DISTRIBUTION

    AIG may sell the Debt Securities in any of three ways: (i) through agents;
(ii) through underwriters or dealers; or (iii) directly. The Prospectus Supplement with respect to the Debt Securities being offered thereby sets forth the terms of the offering of such Debt Securities including the name or names of any agents, underwriters or dealers, the purchase price of such Debt Securities and the proceeds to AIG from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

    Debt Securities may be sold directly by AIG or through agents designated by AIG from time to time. Any agent involved in the offer or sale of any Debt Securities will be named in the Prospectus Supplement relating to that offering. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

    The Debt Securities may be offered to the public either through underwriting syndicates or by one or more underwriters. If an underwriter or underwriters are utilized in the sale of Debt Securities, AIG will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement relating to such Debt Securities. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from AIG in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the 1933 Act. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by AIG to indemnification by AIG against certain liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

    The Debt Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Debt Securities may also be issued in exchange for one or more of AIG's outstanding issues of securities and such Debt Securities may be offered and sold in any such manner by such exchanging holders.

    If so indicated in the relevant Prospectus Supplement, AIG will authorize underwriters or other persons acting as AIG's agents to solicit offers by certain institutions to purchase Debt Securities from AIG pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of AIG. The obligations of any purchaser under any Contract will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if Debt Securities are also being sold to underwriters, AIG shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts. The underwriters and such agents will not have any responsibility in respect of the validity or performance of Contracts.

    Certain of the underwriters and their associates may be customers of, engage in transactions with and perform services for AIG and its subsidiaries in the ordinary course of business.


                          VALIDITY OF DEBT SECURITIES



    Unless otherwise specified in the Prospectus Supplement relating to any Debt Securities, the validity of such Debt Securities will be passed upon for AIG by Sullivan & Cromwell, New York, New York, and for any underwriters or agents by such counsel as will be named in the Prospectus Supplement. M. Bernard Aidinoff, a Director of AIG, is a partner of Sullivan & Cromwell and owns 7,422 shares of AIG Common Stock. Other partners of Sullivan & Cromwell involved in the representation of AIG from time to time beneficially own approximately 7,100 shares of AIG Common Stock.


                                    EXPERTS

    The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its most recent Annual Report on Form 10-K, incorporated herein by reference, are so incorporated in reliance upon the reports of Coopers & Lybrand L.L.P., independent public accountants, given on the authority of that firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ------------------
                               TABLE OF CONTENTS


                                       PAGE
                                       ----
Available Information.................   2
Incorporation of Documents by
  Reference...........................   2
American International Group, Inc.....   3
Use of Proceeds.......................   5
Ratio of Earnings to Fixed Charges....   5
Description of Debt Securities........   5
Plan of Distribution..................  10
Validity of Debt Securities...........  11
Experts...............................  11
-------------------------------------------
--------------------------------------


------------------------------------------------------
------------------------------------------------------
                                    AMERICAN
                                 INTERNATIONAL
                                  GROUP, INC.

                               ------------------

                                DEBT SECURITIES
                               ------------------

                                          , 1996

------------------------------------------------------
------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses to be borne by AIG in connection with the offering described in this Registration Statement:

        Securities and Exchange Commission registration fee..............   $172,414
        Legal fees and expenses..........................................    100,000*
        Accountants' fees and expenses...................................     50,000*
        Blue Sky fees and expenses.......................................     20,000*
        Printing and engraving expenses..................................    100,000*
        Rating Agency fees...............................................    250,000*
        Miscellaneous....................................................     10,000*
                                                                            --------
                       Total.............................................   $702,414*
                                                                            =========

------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Restated Certificate of Incorporation of AIG (the "Certificate") provides:

        "The Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company."

    Section 6.4 of the Company's By-laws contains a similar provision.

    The Certificate also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

    Section 145 of GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                         DESCRIPTION                                 LOCATION
------    -----------------------------------------------------   ---------------------------
 1(a)     Form of Underwriting Agreement.......................   Incorporated by reference
                                                                    from Exhibit 1(a) to Re-
                                                                    gistration Statement 33-
                                                                    41643.
  1(b)    Form of Distribution Agreement.......................   Filed as exhibit hereto.*
    4     Indenture, to be dated as of July 15, 1989, from        Incorporated by reference
            American International Group, Inc. to The Bank of       from Exhibit 4 to
            New York, as Trustee (including Form of Debt            Registration Statement
            Security in Article Two thereof)...................     33-25291.
    5     Opinion of Sullivan & Cromwell re validity...........   Filed as exhibit hereto.*
   12     Statement re computation of ratios...................   Incorporated by reference
                                                                    from Exhibit 12 to AIG's
                                                                    Annual Report on Form
                                                                    10-K for the year ended
                                                                    December 31, 1994 (File
                                                                    No. 1-8787).**
   23     Consents of experts and counsel
          (a) Coopers & Lybrand L.L.P..........................   Filed as exhibit hereto.*
          (b) Sullivan & Cromwell..............................   Included in Exhibit 5.*
   24     Power of Attorney....................................   Included on the signature
                                                                    page hereof.*
   25     Form T-1, Statement of Eligibility and Qualification
            of The Bank of New York, as Trustee................   Filed as exhibit hereto.*


------------

 * Previously filed.



** With respect to the third quarter of 1995, filed as Exhibit 12 to Quarterly
   Report on Form 10-Q and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of

Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 15TH DAY OF FEBRUARY, 1996.


                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By       /s/ M. R. GREENBERG
                                             ------------------------------
                                               (M. R. GREENBERG, CHAIRMAN)


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              SIGNATURE                          TITLE                   DATE
-------------------------------------  -------------------------  -------------------
         /s/ M. R. GREENBERG           Chairman and Director       February 15, 1996
-------------------------------------  (Principal Executive
          (M. R. GREENBERG)            Officer)

         EDWARD E. MATTHEWS*           Vice Chairman and           February 15, 1996
-------------------------------------  Director
        (EDWARD E. MATTHEWS)           (Principal Financial
                                       Officer)

         /s/ HOWARD I. SMITH           Executive Vice President    February 15, 1996
-------------------------------------    and Comptroller
          (HOWARD I. SMITH)            (Principal Accounting
                                       Officer)

         M. BERNARD AIDINOFF*          Director                    February 15, 1996
-------------------------------------
        (M. BERNARD AIDINOFF)

          LLOYD M. BENTSEN*            Director                    February 15, 1996
-------------------------------------
         (LLOYD M. BENTSEN)

           MARSHALL COHEN*             Director                    February 15, 1996
-------------------------------------
          (MARSHALL COHEN)

       BARBER B. CONABLE, JR.*         Director                    February 15, 1996
-------------------------------------
      (BARBER B. CONABLE, JR.)

         MARTIN S. FELDSTEIN*          Director                    February 15, 1996
-------------------------------------
        (MARTIN S. FELDSTEIN)

               SIGNATURE                          TITLE                     DATE
---------------------------------------  ------------------------    ------------------
           HOUGHTON FREEMAN*                     Director            February 15, 1996
---------------------------------------
          (HOUGHTON FREEMAN)

            LESLIE L. GONDA*                     Director            February 15, 1996
---------------------------------------
           (LESLIE L. GONDA)

            CARLA A. HILLS*                      Director            February 15, 1996
---------------------------------------
           (CARLA A. HILLS)

           FRANK HOENEMEYER*                     Director            February 15, 1996
---------------------------------------
          (FRANK HOENEMEYER)

            JOHN I. HOWELL*                      Director            February 15, 1996
---------------------------------------
           (JOHN I. HOWELL)

            DEAN P. PHYPERS*                     Director            February 15, 1996
---------------------------------------
           (DEAN P. PHYPERS)

            JOHN J. ROBERTS*                     Director            February 15, 1996
---------------------------------------
           (JOHN J. ROBERTS)

           ERNEST E. STEMPEL*                    Director            February 15, 1996
---------------------------------------
          (ERNEST E. STEMPEL)

           THOMAS R. TIZZIO*                     Director            February 15, 1996
---------------------------------------
          (THOMAS R. TIZZIO)

      *By /s/ HOWARD I. SMITH                                        February 15, 1996
---------------------------------------
           (HOWARD I. SMITH)
          As Attorney-in-Fact